UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 Fifth Avenue
New York, New York 10018
(Address of principal executive offices)

(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

7.750% Senior Notes due 2030

On November 25, 2025, Bowhead Specialty Holdings Inc. (the “Company”) completed the public offering (the “Notes Offering”) of $150,000,000 aggregate principal amount of its 7.750% Senior Notes due 2030 (the “Notes”).  The Notes were registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-287859) (the “Registration Statement”) and were offered pursuant to the prospectus supplement, dated November 20, 2025, to the prospectus, dated June 18, 2025.

The Company intends to use the net proceeds from the offering to make capital contributions to its insurance company subsidiary to grow its business and for other general corporate purposes.

In connection with the Notes Offering, the Company entered into an underwriting agreement, dated November 20, 2025, among the Company and Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Indenture

The Notes were issued pursuant to an indenture, dated as of November 25, 2025 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 25, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  The Notes are the senior, unsecured obligations of the Company.  The Notes will bear interest at a rate equal to 7.750% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026.  The Notes will mature on December 1, 2030, unless earlier repurchased or redeemed.

The Notes may be redeemed at the Company’s option under certain circumstances, as described in the Indenture. The foregoing summaries of the Indenture and the Notes in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Base Indenture, the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Notes Offering, the Company terminated and repaid in full all outstanding indebtedness and other obligations due under the Credit Agreement, dated April 22, 2024 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (such payoff and termination, the “Payoff”). In connection with the Payoff, all related security interests and guarantees were automatically and irrevocably terminated and released.

Forward-Looking Statements

This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “seeks,” “future,” “outlook,” “prospects” “will,” “would,” “should,” “could,” “may,” “can have” or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and any subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 20, 2025, among Bowhead Specialty Holdings Inc. and Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of November 25, 2025, between Bowhead Specialty Holdings Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of November 25, 2025, between Bowhead Specialty Holdings Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of Bowhead Specialty Holdings Inc.’s 7.750% Senior Notes due 2030 (included in Exhibit 4.2).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowhead Specialty Holdings Inc.

Date: November 25, 2025	By:	/s/ Brad Mulcahey
		Name:	Brad Mulcahey
		Title:	Chief Financial Officer and Treasurer